EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DREW INDUSTRIES TO INTRODUCE NEW RV AWNING PRODUCT LINE

White Plains, New York – August 8, 2011 – Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RV) and manufactured homes, today announced that its wholly-owned subsidiary, Lippert Components, is preparing to launch a newly developed line of RV awnings. This new product line will be formally introduced in late September at the open house events held by RV manufacturers in Indiana.

The awnings will be manufactured in one of Lippert Components’ existing facilities in Goshen, Indiana, and will be available in both manual and electric versions. Todd Driver, VP of Operations – RV Products, and Steve Jenkins, Director of Manufacturing for RV Accessory Products, and his operating team, will provide the manufacturing leadership for this product line. The Company plans to market the awnings directly to RV manufacturers, as well as through aftermarket distributors.

“As with our previous product introductions, the RV awning product line has been designed to add significant value for the RV owner, and the awnings will be priced to provide value to our customers, the RV manufacturers,” said Jason Lippert, CEO of Lippert Components. “By pricing the product right, providing more durable components, and offering innovative features and options not generally found in the marketplace, we expect to capture market share in this $100 million plus market.”

“The raw materials, components, and manufacturing processes used in awnings are very similar to those we use extensively in our existing product lines, so we will be able to quickly ramp up production and efficiencies,” said Scott Mereness, President of Lippert Components. “Further, with our previously announced aluminum extrusion facility, scheduled to open late in the third quarter of 2011, we will be able to produce the extruded aluminum components used in our awnings. Additional information about the aluminum extrusion project will be forthcoming.”

“The RV awnings are another step forward in our long-standing strategic plan of profitable growth through new product introductions, acquisitions and market share gains,” added Jason Lippert. “The introduction of this exciting product line follows two accretive acquisitions we made so far this year, which added an aggregate of nearly $25 million in annual sales. We will continue to pursue similar opportunities, both through internal development and acquisitions.”

About Drew
Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 28 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and steel-based components, vinyl, aluminum, glass and ABS resin) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles (“RVs”), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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